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                                                                    EXHIBIT 23-1




                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4, as amended, with respect to the offer to exchange Trust Receipts for up to 5,400,000 depositary shares each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of our report dated January 30, 1995, on our audits of the consolidated financial statements and financial statement schedules of PECO Energy Company. We also consent to the reference to our firm under the caption "Experts."




/s/ COOPERS & LYBRAND LLP
-------------------------
COOPERS & LYBRAND L.L.P.




2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 23, 1995